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MOFFITT & COMPANY, P.C.
Certified Public Accountants                     5040 East Shea Blvd., Suite 270
                                                       Scottsdale, Arizona 85254
                                                                  (480) 951-1416
                                                              Fax (480) 948-3510
                                                          moffittcpas@uswest.net






June 12, 2000


To the Board of Directors
IBIZ Technology Corp. and Subsidiary
1919 W. Lone Cactus Drive
Phoenix, AZ  85027

Dear Sir/Madam:

As Independent Certified Public Accountants, we hereby consent to the use in your April 30, 2000, Form 10QSB our Independent Accountants' Review Report dated June 5, 2000 and to all references to our firm in this SEC filing.

Yours very truly,


By:  /s/ Stanley M. Moffitt
     ----------------------
     Stanley M. Moffitt, CPA